UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 5, 2008
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 /Item 5.02 Entry Into a Material Definitive Agreement / Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Transition Agreement between 21st Century Holding Company and Edward J. Lawson due to his Retirement from the positions of Chief Executive Officer and Chairman of the Board

On May 5, 2008, Edward J. Lawson announced that he will resign as 21st Century Holding Company’s (the “Company”) Chief Executive Officer and Chairman of the Board effective as of June 30, 2008 and resign from all subsidiary appointments and/or positions effective May 6, 2008. Mr. Lawson is retiring for personal reasons and does not have any disagreements with the Company. In connection with his retirement from the the Company, Mr. Lawson and the Company entered into a Transition Agreement (the “Transition Agreement”) which provides that Mr. Lawson will continue to provide services to the Company from June 30, 2008 (the “Resignation Date”) through December 31, 2010 (the "Expiration Date"). These services that Mr. Lawson will provide to the Company during the term of the Transition Agreement will include, without limitation, advice regarding the Company's business and growth strategy.

Under the Transition Agreement, Mr. Lawson will receive salary equal to $175,000 per year, payable in accordance with the Company's normal payroll practices. The Transition Agreement is for a term ("Term") of thirty months from the Resignation Date, unless otherwise terminated as specified therein. In the aggregate, Mr. Lawson will receive salary payments equal to Four Hundred Thirty Seven Thousand Five Hundred Dollars ($437,500) during the Term of the Transition Agreement, unless the Transition Agreement is terminated prior to the Expiration Date. In exchange, Mr. Lawson is (i) waiving any claim that he may have against the Company or any affiliated companies in connection with his employment, (ii) terminating his employment agreement with the Company dated September 1, 1998, as amended (the "Employment Agreement"), (iii) acknowledging that certain obligations under his Employment Agreement relating to non-competition and confidentiality continue to apply to him and (iv) agreeing to assist the Company in any on-going litigation or future litigation.

The description of the terms of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Transition Agreement between Edward J. Lawson and 21st Century Holding Company dated May 6, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: May 9, 2008	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Transition Agreement between Edward J. Lawson and 21st Century Holding Company dated May 6, 2008